Exhibit (h)(liv)

AMENDMENT NO. 7 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and The Variable Annuity Life Insurance Company hereby amend the Shareholder Services Agreement dated as of April 1, 2015 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 7 to the Shareholder Services Agreement be effective as of the 7th day of October, 2019.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Thomas M. Ward
Name:	Thomas M. Ward
Title:	Vice President

SUNAMERICA SERIES TRUST

By:	/s/ John T. Genoy
Name:	John T. Genoy
Title:	President

SCHEDULE A

(as of October 7, 2019)

Portfolios of SunAmerica Series Trust

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA AB Small & Mid Cap Value Portfolio (f/k/a Small & Mid Cap Value Portfolio)

SA American Funds Asset Allocation Portfolio (f/k/a American Funds® Asset Allocation SAST Portfolio)*

SA American Funds Global Growth Portfolio (f/k/a American Funds® Global Growth SAST Portfolio)*

SA American Funds Growth Portfolio (f/k/a American Funds® Growth SAST Portfolio)*

SA American Funds Growth-Income Portfolio (f/k/a American Funds® Growth-Income SAST Portfolio)*

SA American Funds VCP Managed Allocation Portfolio (f/k/a SA American Funds® VCP Managed Asset Allocation Portfolio, VCP Managed Asset Allocation SAST Portfolio and Protected Asset Allocation SAST Portfolio)*

SA BlackRock VCP Global Multi Asset Portfolio*

SA Columbia Technology Portfolio (f/k/a Technology Portfolio)

SA DFA Ultra Short Bond Portfolio (f/k/a Ultra Short Bond Portfolio and Cash Management Portfolio)

SA Dogs of Wall Street Portfolio (f/k/a “Dogs” of Wall Street Portfolio)

SA Emerging Market Equity Index Portfolio*

SA Federated Corporate Bond Portfolio (f/k/a Corporate Bond Portfolio)

SA Fidelity Institutional AM® International Growth Portfolio*

SA Fidelity Institutional AM® Real Estate Portfolio (f/k/a SA Fidelity Institutional AMSM Real Estate Portfolio, SA Pyramis® Real Estate Portfolio and Real Estate Portfolio)

SA Fixed Income Index Portfolio*

SA Fixed Income Intermediate Index Portfolio*

SA Franklin Small Company Value Portfolio (f/k/a Small Company Value Portfolio)*

SA Franklin U.S. Equity Smart Beta Portfolio*

SA Global Index Allocation 60/40 Portfolio*

SA Global Index Allocation 75/25 Portfolio*

SA Global Index Allocation 90/10 Portfolio*

SA Goldman Sachs Global Bond Portfolio (f/k/a Global Bond Portfolio)

SA Goldman Sachs Multi-Asset Insights Portfolio*

SA Index Allocation 60/40 Portfolio*

SA Index Allocation 80/20 Portfolio*

SA Index Allocation 90/10 Portfolio*

SA International Index Portfolio*

SA Invesco Growth Opportunities Portfolio (f/k/a Growth Opportunities Portfolio)

SA Invesco VCP Equity-Income Portfolio (f/k/a VCP Value Portfolio)*

SA Janus Focused Growth Portfolio (f/k/a SA Marsico Focused Growth Portfolio, Marsico Focused Growth Portfolio and Marsico Growth Portfolio)

SA JPMorgan Diversified Balanced Portfolio (f/k/a SA JPMorgan Balanced Portfolio, Balanced Portfolio and SunAmerica Balanced Portfolio)

SA JPMorgan Emerging Markets Portfolio (f/k/a Emerging Markets Portfolio)

SA JPMorgan Equity-Income Portfolio (f/k/a Growth-Income Portfolio)

SA JPMorgan Global Equities Portfolio (f/k/a Global Equities Portfolio)

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio and Worldwide High Income Portfolio)

SA JPMorgan Mid-Cap Growth Portfolio (f/k/a Mid-Cap Growth Portfolio and MFS Mid-Cap Growth Portfolio)

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SA Large Cap Growth Index Portfolio*

SA Large Cap Index Portfolio (f/k/a Equity Index Portfolio)*

SA Large Cap Value Index Portfolio*

SA Legg Mason BW Large Cap Value Portfolio (f/k/a Davis Venture Value Portfolio)

SA Legg Mason Tactical Opportunities Portfolio*

SA MFS Blue Chip Growth Portfolio (f/k/a Blue Chip Growth Portfolio)

SA MFS Massachusetts Investors Trust Portfolio (f/k/a MFS Massachusetts Investors Trust Portfolio, MFS Growth and Income Portfolio and Growth/Phoenix Investment Counsel Portfolio)

SA MFS Total Return Portfolio (f/k/a MFS Total Return Portfolio and Balanced/Phoenix Investment Counsel Portfolio)

SA Mid Cap Index Portfolio*

SA Morgan Stanley International Equities Portfolio (f/k/a International Diversified Equities Portfolio)

SA Oppenheimer Main Street Large Cap Portfolio (f/k/a Equity Opportunities Portfolio, Federated American Leaders Portfolio and Federated Value Portfolio)

SA PIMCO VCP Tactical Balanced Portfolio (f/k/a VCP Total Return Balanced Portfolio)*

SA PineBridge High-Yield Bond Portfolio (f/k/a High-Yield Bond Portfolio)

SA Putnam International Growth and Income Portfolio (f/k/a International Growth and Income Portfolio)

SA Schroders VCP Global Allocation Portfolio*

SA Small Cap Index Portfolio*

SA T. Rowe Price Asset Allocation Growth Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

SA Templeton Foreign Value Portfolio (f/k/a SA Franklin Foreign Value Portfolio and Foreign Value Portfolio)

SA VCP Dynamic Allocation Portfolio (f/k/a SunAmerica Dynamic Allocation Portfolio)*

SA VCP Dynamic Strategy Portfolio (f/k/a SunAmerica Dynamic Strategy Portfolio)*

SA VCP Index Allocation Portfolio*

SA WellsCap Aggressive Growth Portfolio (f/k/a Aggressive Growth Portfolio)

* Portfolio does not have Class 2 shares.

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